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                                                                     EXHIBIT 8.1

           [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]




                                 March 1, 1998



United Investors Realty Trust
5847 San Felipe, Suite 850
Houston, Texas 77057

Ladies and Gentlemen:

         We have acted as counsel to United Investors Realty Trust (the "Trust"), a Texas real estate investment trust, in connection with the Registration Statement on Form S-11 (Registration No. 333-29475) (the "Registration Statement") filed with the Securities and Exchange Commission in connection with registration under the Securities Act of 1933, as amended, of 8,740,000 Common Shares of Beneficial Interest of the Trust, no par value per share, the ("Common Shares") and the execution and delivery of the United Investors Realty Trust Common Shares of Beneficial Interest Underwriting Agreement (the "Agreement") dated on or around February 12, 1998, executed by the Trust. Pursuant to Sections 5(b)(xviii)) and 5(b)(xix) of the Agreement, we have been asked to provide an opinion on certain federal income tax matters related to the Trust. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement.

         The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history and existing administrative rulings and practices of the Internal Revenue Service ("IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

         In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following:
(1) the Agreement, (2) the Registration Statement; (3) the Declaration of Trust and Bylaws of the Trust as amended to date (collectively, the "Charter"); (4) certain written representations of the Trust contained in an Officer's Certificate to Counsel for United Investors Realty Trust Regarding Certain Income Tax Matters, dated on or about the date hereof (the
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"Officer's Certificate"); (5) the Trust's tax returns and certain partnership returns of partnerships in which the Trust had an interest for the tax years 1989-1996 (the "Tax Returns"); and (6) certain real estate investment trust ("REIT") check lists generated by the Trust's accountant (the "Accountant's Working Papers").

         In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed under such documents including without limitation the Charter, have been and will be performed or satisfied in accordance with their terms. In connection with rendering the opinion herein, we have also assumed (without any independent investigation or review thereof) that the proposed issuance and sale to the underwriters as contemplated in the Agreement and all actions described in the Registration Statement will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof) and completed in a timely fashion; the Trust will comply with all reporting obligations required under the Code, and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms.

         For purposes of rendering our opinion, we have not made an independent investigation or audit of any of the facts set forth in any of the above-referenced documents, including the Registration Statement, the Officer's Certificate, the Tax Returns and the Accountant's Working Papers or with regard to the assumptions set forth above. Consequently, we have relied upon your representations and have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to conclude that such facts or documents are inaccurate or incomplete in any material way.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the IRS by the Trust as to the federal income tax matters addressed in this opinion.
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March 1, 1998
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         Based upon our examination of the foregoing items and subject to and limited by the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Trust has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes for the taxable year ending December 31, 1989, and has continued to satisfy the requirements for qualification as a REIT through the date of this opinion; and the Trust's anticipated investments and plan of operation ( which plan includes complying with all of the REIT requirements described in the Registration Statement) will enable it to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes; and the information in the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to the Trust and a holder of a Common Share and, to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects and presents fairly the information required to be disclosed therein.

         We assume no obligation to advise you of any changes in our opinion subsequent to the date the Registration Statement is declared effective by the Securities and Exchange Commission (the "Effective Date"). This opinion shall be current as of the Effective Date. The Trust's qualification as a REIT depends upon the Trust's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We have not undertaken to review or audit the Trust's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual operating results of the Trust, and the entities in which the Trust owns interests, the sources of their income, the nature of their assets, the level of distributions to shareholders and the diversity of stock ownership for any given taxable year has satisfied or will satisfy the requirements under the Code for qualification and taxation as a REIT.

         An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

         This opinion letter has been prepared pursuant to 5(b)(xviii)) and 5(b)(xix) of the Agreement. The opinion may not be used or relied upon by any person other than the Trust and the investors who purchase Common Shares pursuant to the Prospectus constituting part of the Registration Statement (the "Prospectus") or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. Notwithstanding the foregoing, we hereby consent to the reliance by the underwriters named in Schedule A to the Agreement as if this opinion were addressed to them. Further, notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, to the reference to this firm under the captions "Legal Matters" and "Federal Income Tax Consequences"
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in the Registration Statement and to the reproduction in the Prospectus of the discussion "Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                Sincerely yours,


                                /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.

                                    LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.